Exhibit 99.1

Kinsale Capital Group, Inc. Reports 2018 Fourth Quarter and Year-End Results
Richmond, VA, February 21, 2019-Kinsale Capital Group, Inc. (NASDAQ:KNSL) reported net income of $4.4 million, $0.20 per diluted share, for the fourth quarter of 2018 compared to $5.9 million, $0.27 per diluted share, for the fourth quarter of 2017. Net income was $33.8 million, $1.56 per diluted share, for the year ended December 31, 2018 compared to $24.9 million, $1.16 per diluted share, for the year ended December 31, 2017. In the fourth quarter and year ended 2018, net income included after-tax catastrophe losses of $4.1 million and $4.5 million, respectively, and after-tax unrealized losses on equity securities of $5.6 million and $5.2 million, respectively. In the fourth quarter and year ended 2017, net income included after-tax catastrophe losses of $0.5 million and $5.9 million, respectively. In addition, net income for the fourth quarter and full year of 2017 reflected a charge of $1.9 million for the enactment of the Tax Cuts and Jobs Act of 2017 (TCJA).
Net operating earnings(1) were $10.1 million, $0.46 per diluted share, for the fourth quarter of 2018 compared to $7.8 million, $0.36 per diluted share, for the fourth quarter of 2017. Net operating earnings(1) were $38.7 million, $1.79 per diluted share, for the year ended 2018 compared to $26.7 million, $1.24 per diluted share, for the year ended 2017.
Highlights for the fourth quarter of 2018 included:

•	Net income decreased by 24.9% compared to the fourth quarter of 2017

•	Net operating earnings(1) of $10.1 million increased by 29.8% compared to the fourth quarter of 2017

•	26.7% growth in gross written premiums to $72.2 million compared to the fourth quarter of 2017

•	48.8% increase in net investment income to $4.6 million compared to the fourth quarter of 2017

•	Underwriting income(1) of $7.7 million in the fourth quarter of 2018, resulting in a combined ratio of 87.1%

Highlights for the full year of 2018 included:

•	Net income increased by 35.7% compared to the full year of 2017

•	Net operating earnings(1) of $38.7 million increased by 45.0% compared to the full year of 2017

•	23.5% growth in gross written premiums to $275.5 million compared to the full year of 2017

•	48.4% increase in net investment income to $15.7 million compared to the full year of 2017

•	Underwriting income(1) of $31.2 million for the full year of 2018, resulting in a combined ratio of 85.3%

•	15.4% operating return on equity(1) for the year ended December 31, 2018

(1) See discussion of "Non-GAAP Financial Measures" below.
"The Kinsale strategy of combining disciplined underwriting with low costs delivered another quarter and year, respectively, of favorable results. Premiums increased by 27% in the fourth quarter, and for the full year, the company posted an 85.3% combined ratio and a 15.4% operating return on equity. Given these results and the current market opportunities, we are optimistic heading into 2019,” said President and Chief Executive Officer, Michael P. Kehoe.

Results of Operations
Underwriting Results
Gross written premiums were $72.2 million for the three months ended December 31, 2018 compared to $56.9 million for the three months ended December 31, 2017, an increase of 26.7%. Gross written premiums were $275.5 million for the year ended December 31, 2018 compared to $223.2 million for the year ended December 31, 2017, an increase of 23.5%. The increase in gross written premiums for the fourth quarter and the full year of 2018 over the same periods last year was due to strong growth across most lines of business.
Underwriting income(2) was $7.7 million, resulting in a combined ratio of 87.1%, for the fourth quarter of 2018, compared to $8.0 million, and a combined ratio of 83.1% for the same period last year. Loss and expense ratios were 62.4% and 24.7%, respectively, for the three months ended December 31, 2018 compared to 59.2% and 23.9% for the three months ended December 31, 2017. Results for the fourth quarter of 2018 included catastrophe losses, net of reinsurance, of $5.2 million, or 8.7 points, offset in part by favorable development on reserves from prior accident years of $1.3 million, or 2.2 points. Results for the fourth quarter of 2017 included catastrophe losses, net of reinsurance, of $0.8 million, or 1.8 points, and upward development on reserves from prior accident years of $0.6 million, or 1.1 points.
For the year ended December 31, 2018, underwriting income(2) was $31.2 million, resulting in a combined ratio of 85.3%, compared to $28.2 million, and a combined ratio of 84.0% for the prior year. Loss and expense ratios were 60.2% and 25.1%, respectively, for the year ended December 31, 2018 compared to 58.9% and 25.1%, respectively, for the year ended December 31, 2017. The loss ratios included 2.7 points and 5.1 points related to catastrophe losses, net of reinsurance, for the years ended December 31, 2018 and 2017, respectively. Favorable development on reserves from prior accident years was $7.0 million, or 3.3 points, for the year ended December 31, 2018 and $11.3 million, or 6.4 points, for the year ended December 31, 2017.
Summary of Operating Results
The Company’s operating results for the three months and year ended December 31, 2018 and 2017 are summarized as follows:

	Three Months Ended December 31,		Year Ended December 31,
	2018	2017	2018	2017
	($ in thousands)
Gross written premiums	$72,164	$56,943	$275,538	$223,191
Ceded written premiums	(10,476)	(8,477)	(39,924)	(33,719)
Net written premiums	$61,688	$48,466	$235,614	$189,472

Net earned premiums	$59,438	$47,538	$212,688	$176,053
Losses and loss adjustment expenses	37,090	28,146	128,041	103,680
Underwriting, acquisition and insurance expenses	14,658	11,371	53,425	44,146
Underwriting income(2)	$7,690	$8,021	$31,222	$28,227

Loss ratio	62.4%	59.2%	60.2%	58.9%
Expense ratio	24.7%	23.9%	25.1%	25.1%
Combined ratio	87.1%	83.1%	85.3%	84.0%

Annualized return on equity(3)	6.8%	10.1%	13.5%	11.1%
Annualized operating return on equity(4)	15.5%	13.2%	15.4%	11.9%

(2)	Underwriting income is a non-GAAP financial measure. See discussion of "Non-GAAP Financial Measures" below.

(3)	Annualized return on equity is net income expressed on an annualized basis as a percentage of average beginning and ending stockholders’ equity during the period.

(4)
Annualized operating return on equity is net operating earnings, a non-GAAP financial measure, expressed on an annualized basis as a percentage of average beginning and ending stockholders’ equity during the period. See discussion of "Non-GAAP Financial Measures" below.

The following tables summarize losses incurred for the current accident year and the development of prior accident years for the three months and year ended December 31, 2018 and 2017:

	Three Months Ended December 31, 2018		Three Months Ended December 31, 2017
	Losses and Loss Adjustment Expenses	% of Earned Premiums	Losses and Loss Adjustment Expenses	% of Earned Premiums
Loss ratio:	($ in thousands)
Current accident year	$33,231	55.9%	$26,750	56.3%
Current accident year - catastrophe losses	5,174	8.7%	845	1.8%
Effect of prior accident year development	(1,315)	(2.2)%	551	1.1%
Total	$37,090	62.4%	$28,146	59.2%

	Year Ended December 31, 2018		Year Ended December 31, 2017
	Losses and Loss Adjustment Expenses	% of Earned Premiums	Losses and Loss Adjustment Expenses	% of Earned Premiums
Loss ratio:	($ in thousands)
Current accident year	$129,346	60.8%	$105,958	60.2%
Current accident year - catastrophe losses	5,732	2.7%	9,002	5.1%
Effect of prior accident year development	(7,037)	(3.3)%	(11,280)	(6.4)%
Total	$128,041	60.2%	$103,680	58.9%
Investment Results
The Company’s net investment income was $4.6 million in the fourth quarter of 2018 compared to $3.1 million in the fourth quarter of 2017, an increase of 48.8%. Net investment income was $15.7 million for the full year of 2018 compared to $10.6 million for the full year of 2017. The Company’s investment portfolio, excluding cash and cash equivalents, had a gross investment return(5) of 3.0% for the year ended December 31, 2018 compared to 2.4% for the year ended December 31, 2017. Funds are generally invested conservatively in high quality securities, including government agency, mortgage-backed, municipal and corporate bonds with an average credit quality of "AA." The weighted average duration of the fixed-maturity investment portfolio, including cash equivalents, was 3.9 years at December 31, 2018 and December 31, 2017. Cash and invested assets totaled $643.1 million at December 31, 2018 compared to $561.1 million at December 31, 2017.
Effective January 1, 2018, the Company adopted a new accounting standard, which prescribed several changes, including eliminating the available-for-sale classification of equity investments and requiring changes in unrealized gains and losses in the fair value of equity investments to be recognized in net income. For the three months and year ended December 31, 2018, the Company recognized unrealized losses, net of taxes, related to its equity portfolio of $5.6 million and $5.2 million, respectively.

(5)
Gross investment return is investment income from fixed-maturity and equity securities, before any deductions for fees and expenses, expressed as a percentage of average beginning and ending balances of those investments during the period.

Other
Total comprehensive income, which includes the change in after-tax unrealized gains and losses from the Company’s available-for-sale investments, was $28.3 million for the full year of 2018 compared to $31.3 million for the full year of 2017. The decline in total comprehensive income was principally due to an increase in unrealized losses during 2018 related to lower fair values of Company's fixed-maturity investments, which was mostly attributable to a higher interest rate environment, and the impact of the new accounting guidance.
Stockholders' equity was $264.0 million at December 31, 2018, compared to $238.2 million at December 31, 2017. Operating return on equity was 15.4% for the full year of 2018, an increase from 11.9% for the full year of 2017, which was attributable to growth in the business during the year and the benefits from a lower tax rate.
Effect of the Tax Cuts and Jobs Act of 2017
The TCJA was signed into law on December 22, 2017, which among other provisions, lowered the federal corporate tax rate from 35% to 21% and modified the manner in which property and casualty insurance loss reserves are computed for federal income tax purposes. U.S. GAAP required companies to recognize the effect of tax law changes in the period of enactment. As a result, the Company remeasured its deferred tax balances in the fourth quarter of 2017 to reflect the provisions under the TCJA. The re-measurement decreased the Company's net deferred tax asset and increased tax expense by $1.9 million, or $0.09 per diluted share, for the fourth quarter and full year of 2017.
The effective tax rate for the year ended December 31, 2018 was 16.5%. The effective tax rate was lower than the federal statutory rate due to the tax benefits from the exercise of stock options and from interest income generated by certain tax-advantaged investments.
Non-GAAP Financial Measures
Net Operating Earnings
Net operating earnings exclude the impact of realized investment gains and losses and unrealized gains and losses on equity securities, as well as the earnings impact of the deferred tax revaluation recognized resulting from the enactment of the TCJA in December 2017. Management believes the exclusion of these items provides a more useful comparison of the Company's underlying business performance from period to period. Net operating earnings and percentages or calculations using net operating earnings (e.g., diluted operating earnings per share and annualized operating return on equity) are non-GAAP financial measures. Net operating earnings should not be viewed as a substitute for net income calculated in accordance with GAAP, and other companies may define net operating earnings differently.

For the three months and year ended December 31, 2018 and 2017, net income and diluted earnings per share reconcile to net operating earnings and diluted operating earnings per share as follows:

	Three Months Ended December 31,		Year Ended December 31,
	2018	2017	2018	2017
	($ in thousands, except per share data)
Net operating earnings:
Net income	$4,448	$5,924	$33,787	$24,901
Net unrealized losses on equity securities, after taxes	5,633	—	5,178	—
Net realized gains on investments, after taxes	(1)	(75)	(222)	(98)
TCJA charge	—	1,915	—	1,915
Net operating earnings	$10,080	$7,764	$38,743	$26,718

Diluted operating earnings per share:
Diluted earnings per share	$0.20	$0.27	$1.56	$1.16
Net unrealized losses on equity securities, after taxes, per share	0.26	—	0.24	—
Net realized gains on investments, after taxes, per share	—	—	(0.01)	(0.01)
TCJA charge, per share	—	0.09	—	0.09
Diluted operating earnings per share	$0.46	$0.36	$1.79	$1.24

Operating return on equity:
Average equity(1)	$260,946	$234,974	$251,088	$224,202
Annualized return on equity(2)	6.8%	10.1%	13.5%	11.1%
Annualized operating return on equity(3)	15.5%	13.2%	15.4%	11.9%

(1)	Computed by adding the total equity as of the date indicated to the prior quarter-end or year-end total, as applicable, and dividing by two.

(2)	Annualized return on equity is net income expressed on an annualized basis as a percentage of average beginning and ending stockholders’ equity during the period.

(3)	Annualized operating return on equity is net operating earnings expressed on an annualized basis as a percentage of average beginning and ending stockholders’ equity during the period.
Underwriting Income
Underwriting income is a non-GAAP financial measure that is useful in evaluating the Company's underwriting performance without regard to investment income. Underwriting income represents the pre-tax profitability of the Company's insurance operations and is derived by subtracting losses and loss adjustment expenses and underwriting, acquisition and insurance expenses from net earned premiums. The Company uses underwriting income as an internal performance measure in the management of its operations because the Company believes it gives management and users of the Company's financial information useful insight into the Company's results of operations and underlying business performance. Underwriting income should not be viewed as a substitute for net income calculated in accordance with GAAP, and other companies may define underwriting income differently.

For the three months and year ended December 31, 2018 and 2017, net income reconciles to underwriting income as follows:

	Three Months Ended December 31,		Year Ended December 31,
	2018	2017	2018	2017
	(in thousands)
Net income	$4,448	$5,924	$33,787	$24,901
Income tax expense	661	5,301	6,693	13,620
Income before income taxes	5,109	11,225	40,480	38,521
Other expenses	47	—	168	429
Net investment income	(4,592)	(3,086)	(15,688)	(10,569)
Net unrealized losses on equity securities	7,130	—	6,555	—
Net realized investment gains	(1)	(115)	(281)	(151)
Other income	(3)	(3)	(12)	(3)
Underwriting income	$7,690	$8,021	$31,222	$28,227

Conference Call
Kinsale Capital Group will hold a conference call to discuss this press release on Friday, February 22, 2019, at 9:00 a.m. (Eastern Time). Members of the public may access the conference call by dialing (844) 239-5282, conference ID# 7095689, or via the Internet by going to www.kinsalecapitalgroup.com and clicking on the "Investor Relations" link. A replay of the call will be available on the website until the close of business on April 22, 2019.
Forward-Looking Statements
This press release contains forward-looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995. In some cases, such forward-looking statements may be identified by terms such as "believe," "expect," "seek," "may," "will," "intend," "project," "plan," "estimate" or similar words. Forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from those in the forward-looking statements. Although it is not possible to identify all of these risks and factors, they include, among others, the following: inadequate loss reserves to cover the Company's actual losses; adverse economic factors; inherent uncertainty of models resulting in actual losses that are materially different than the Company's estimates; a decline in the Company's financial strength rating; loss of one or more key executives; loss of a group of brokers that generate significant portions of the Company's business; failure of any of the loss limitations or exclusions the Company employs, or change in other claims or coverage issues; adverse performance of the Company's investment portfolio; adverse market conditions that affect its excess and surplus lines insurance operations; and other risks described in the Company's filings with the Securities and Exchange Commission. These forward-looking statements speak only as of the date of this release and the Company does not undertake any obligation to update or revise any forward-looking information to reflect changes in assumptions, the occurrence of unanticipated events, or otherwise.
About Kinsale Capital Group, Inc.
Kinsale Capital Group, Inc. is a specialty insurance group headquartered in Richmond, Virginia, focusing on the excess and surplus lines market.
Contact
Kinsale Capital Group, Inc.
Bryan Petrucelli
Senior Vice President, Chief Financial Officer and Treasurer
804-289-1272
ir@kinsalecapitalgroup.com

KINSALE CAPITAL GROUP, INC. AND SUBSIDIARIES
Unaudited Consolidated Statements of Income and Comprehensive Income

	Three Months Ended December 31,		Year Ended December 31,
	2018	2017	2018	2017
Revenues	(in thousands, except per share data)
Gross written premiums	$72,164	$56,943	$275,538	$223,191
Ceded written premiums	(10,476)	(8,477)	(39,924)	(33,719)
Net written premiums	61,688	48,466	235,614	189,472
Change in unearned premiums	(2,250)	(928)	(22,926)	(13,419)
Net earned premiums	59,438	47,538	212,688	176,053

Net investment income	4,592	3,086	15,688	10,569
Net unrealized losses on equity securities	(7,130)	—	(6,555)	—
Net realized investment gains	1	115	281	151
Other income	3	3	12	3
Total revenues	56,904	50,742	222,114	186,776

Expenses
Losses and loss adjustment expenses	37,090	28,146	128,041	103,680
Underwriting, acquisition and insurance expenses	14,658	11,371	53,425	44,146
Other expenses	47	—	168	429
Total expenses	51,795	39,517	181,634	148,255
Income before income taxes	5,109	11,225	40,480	38,521
Total income tax expense	661	5,301	6,693	13,620
Net income	4,448	5,924	33,787	24,901

Other comprehensive income
Change in unrealized gains (losses) on available-for-sale investments, net of taxes	2,356	1,498	(5,469)	6,384
Total comprehensive income	$6,804	$7,422	$28,318	$31,285

Earnings per share:
Earnings per share - basic	$0.21	$0.28	$1.60	$1.19
Earnings per share - diluted	$0.20	$0.27	$1.56	$1.16

Weighted-average shares outstanding:
Weighted-average shares outstanding - basic	21,141	21,033	21,090	20,992
Weighted-average shares outstanding - diluted	21,738	21,584	21,685	21,498

KINSALE CAPITAL GROUP, INC. AND SUBSIDIARIES
Unaudited Condensed Consolidated Balance Sheets

	December 31, 2018	December 31, 2017
Assets	(in thousands)
Investments:
Fixed-maturity securities at fair value	$510,251	$425,191
Equity securities at fair value	57,711	54,132
Total investments	567,962	479,323

Cash and cash equivalents	75,089	81,747
Investment income due and accrued	3,783	3,077
Premiums receivable, net	24,253	19,787
Reinsurance recoverable	56,788	49,593
Ceded unearned premiums	16,072	13,858
Deferred policy acquisition costs, net of ceding commissions	14,801	11,775
Intangible assets	3,538	3,538
Deferred income tax asset, net	7,176	2,492
Other assets	3,601	2,659
Total assets	$773,063	$667,849

Liabilities & Stockholders' Equity
Liabilities:
Reserves for unpaid losses and loss adjustment expenses	$369,152	$315,717
Unearned premiums	128,250	103,110
Payable to reinsurers	4,565	3,226
Accounts payable and accrued expenses	7,090	6,519
Other liabilities	20	1,088
Total liabilities	509,077	429,660

Stockholders' equity	263,986	238,189
Total liabilities and stockholders' equity	$773,063	$667,849